Exhibit 10.4

                          SALARY CONTINUATION AGREEMENT


    THIS AGREEMENT is made this 1st day of January, 1996, by and between Heritage Bank (the "Company"), and Kevin Clark (the "Executive").

                                  INTRODUCTION

    To encourage the Executive to remain an employee of the Company, the Company is willing to provide salary continuation benefits to the Executive. The Company will pay the benefits from its general assets.

                                    AGREEMENT

    The Executive and the Company agree as follows:

                                    ARTICLE 1
                                   DEFINITIONS

    1.1 DEFINITIONS. Whenever used in this Agreement, the following words and phrases shall have the meanings specified.

        1.1.1 "CHANGE OF CONTROL" means the transfer of 51% or more the Company's outstanding voting common stock.

        1.1.2 "CODE" means the Internal Revenue Code of 1986, as amended. References to a Code section shall be deemed to be to that section as it now exists or as may be replaced, amended or superseded by any successor provision.

        1.1.3 "DISABILITY" means, if the Executive is covered by a Company-sponsored disability insurance policy, total disability as defined in such policy without regard to any waiting period. If the Executive is not covered by such a policy, Disability means the Executive suffering a sickness or disease, accident or injury which, in the judgment of a physician satisfactory to the Company, prevents the Executive from performing substantially all of the Executive's normal duties for the Company. As a condition to any benefits, the Company may require the Executive to submit to such physical or mental evaluations and tests as the Company's Board of Directors deems appropriate.

        1.1.4 "EARLY RETIREMENT DATE" means a date prior to the normal retirement age of 62.

        1.1.5 "NORMAL RETIREMENT DATE" means the Executive attaining age 62.

        1.1.6 "TERMINATION OF EMPLOYMENT" means the Executive's ceasing to be employed by the Company for any reason whatsoever, voluntary or involuntary, other than by reason of an approved leave of absence.

                                    ARTICLE 2
                                LIFETIME BENEFITS

    2.1 NORMAL RETIREMENT BENEFIT. If the Executive terminates employment on or after the Normal Retirement Date, the Company shall pay to the Executive the benefit described in this Section 2.1.

        2.1.1 AMOUNT OF BENEFIT. The benefit under this Section 2.1 is $67,476 per year or $5,623 per month.

        2.1.2 PAYMENT OF BENEFIT. The Company shall pay the benefit to the Executive on the first day of each month commencing with the month following the Retirement Date and until the Company has paid 180 monthly payments pursuant to Sections 4.1 and 4.2 hereof.

    2.2 EARLY RETIREMENT BENEFIT. If the Executive terminates employment after the Early Retirement Date but before the Normal Retirement Date, the Company shall pay to the Executive the benefit described in this Section 2.2.

        2.2.1 AMOUNT OF BENEFIT. The benefit under this Section 2.2 is the benefit determined under Schedule A, column D (Lump Sum) or E (Annual), based on the date of the Executive's Termination of Employment. Schedule A is calculated using the interest method of accounting, an 8 1/2% discount rate, and assuming monthly compounding and monthly benefit payments.

        2.2.2 PAYMENT OF BENEFIT. The Company shall pay the benefit to the Executive on the first day of each month commencing with the month following the Executive's Termination of Employment and continuing until the Company has paid 180 months pursuant to Sections 4.1 and 4.2 hereof.

    2.3 DISABILITY BENEFIT. If the Executive terminates employment for Disability prior to the Normal Retirement Date, the Company shall pay to the Executive the benefit described in this Section 2.3.

        2.3.1 AMOUNT OF BENEFIT. The benefit under this Section 2.3 is the benefit determined under Schedule A, Column D (Lump Sum) or E (Annual), based on the date of the Executive's Termination of Employment.

        2.3.2 PAYMENT OF BENEFIT. The Company shall pay the benefit to the Executive on the first day of each month commencing with the month following the Executive's Termination of Employment, for 180 months to be paid pursuant to Sections 4.1 and 4.2 hereof.

    2.4 CHANGE OF CONTROL BENEFIT. Upon a Change of Control while the Executive is in the active service of the Company, the Company shall pay to the Executive the benefit described in this Section 2.4 in lieu of any other benefit under this Agreement.

        2.4.1 AMOUNT OF BENEFIT. The benefit under this Section 2.4 is the benefit determined under Schedule A, Column D (Lump Sum) or E (Annual), based on the date of the Executive's Termination of Employment.

        2.4.2 PAYMENT OF BENEFIT. The Company shall pay the benefit to the Executive on the first day of each month commencing with the month following the Change of Control, for 180 months to be paid pursuant to Sections 4.1 and 4.2 hereof.

    2.5 VESTING OF BENEFIT. The Executive is 100 percent vested in the amount accrued to date in Schedule A.

                                   ARTICLE 3
                                 DEATH BENEFITS

    3.1 DEATH DURING ACTIVE SERVICE. If the Executive dies while in the active service of the Company, the Company shall pay to the Executive's beneficiary the benefit described in this Section 3.1.

        3.1.1 AMOUNT OF BENEFIT. The benefit under Section 3.1 is the lifetime benefit that would have been paid to the Executive under Section 2.1 calculated as if the date of the Executive's death were the Normal Retirement Date. The benefit under Section 3.1 is $5,623 per month for 180 months.

        3.1.2 PAYMENT OF BENEFIT. The Company shall pay the benefit to the Beneficiary within 60 days following the Executive's death.

    3.2 DEATH DURING BENEFIT PERIOD. If the Executive dies after benefit payments have commenced under this Agreement but before receiving all such payments, the Company shall pay the remaining benefits to the Executive's beneficiary at the same time and in the same amounts they would have been paid to the Executive had the Executive survived, subject to a total of 180 monthly benefits following the Executive's death.

                                    ARTICLE 4
                                  BENEFICIARIES

    4.1 BENEFICIARY DESIGNATIONS. The Executive shall designate a beneficiary by filing a written designation with the Company. The Executive may revoke or modify the designation at any time by filing a new designation. However, designations will only be effective if signed by the Executive and accepted by the Company during the Executive's lifetime. The Executive's beneficiary designation shall be deemed automatically revoked if the beneficiary predeceases the Executive, or if the Executive names a spouse as beneficiary and the marriage is subsequently dissolved. If the Executive dies without a valid beneficiary designation, all payments shall be made to the Executive's surviving spouse, if any, and if none, the

Executive's surviving children and the descendants of any deceased child by right of representation, and if no children or descendants survive, to the Executive's estate.

    4.2 FACILITY OF PAYMENT. If a benefit is payable to a minor, to a person declared incompetent, or to a person incapable of handling the disposition of his or her property, the Company may pay such benefit to the guardian, legal representative or person having the care or custody of such minor, incompetent person or incapable person. The Company may require proof of incompetency, minority or guardianship as it may deem appropriate prior to distribution of the benefit. Such distribution shall completely discharge the Company from all liability with respect to such benefit.

                                    ARTICLE 5
                               GENERAL LIMITATIONS

Upon the occurrence of any of the following events or circumstances, the benefits to be paid hereunder shall be modified, decreased or denied as indicated:

    5.1 EXCESS PARACHUTE PAYMENT. To the extent the benefit would be an excess parachute payment under Section 280G of the Code, then to that extent and that extent only the benefit shall be disallowed.

    5.2 TERMINATION FOR CAUSE. If the Company terminates the Executive's employment for:

        5.2.1 Gross negligence or gross neglect of duties;

        5.2.2 Commission of a felony or of a gross misdemeanor involving moral turpitude; or

        5.2.3 Fraud, disloyalty, dishonesty or willful violation of any law or significant Company policy committed in connection with the Executive's employment and resulting in an adverse effect on the Company.

        Then no benefits shall be payable for any period subsequent to such acts of violations.

    5.3 SUICIDE. No benefits shall be payable if the Executive commits suicide within two years after the date of this Agreement, or if the Executive has made any material misstatement of fact on any application for life insurance purchased by the Company.

                                    ARTICLE 6
                          CLAIMS AND REVIEW PROCEDURES

    6.1 CLAIMS PROCEDURE. The Company shall notify the Executive's beneficiary in writing, within ninety (90) days of his or her written application for benefits, of his or her eligibility or non eligibility for benefits under the Agreement. If the Company determines that the beneficiary is not eligible for benefits or full benefits, the notice shall set forth (1) the specific reasons for such denial, (2) a specific reference to the provisions of the Agreement on which the denial is based, (3) a description of any additional information or material necessary for the claimant to perfect his or her claim, and a description of why it is needed, and (4) an explanation of the Agreement's claims review procedure and other appropriate information as to the steps to be taken if the beneficiary wishes to have the claim reviewed. If the Company determines that there are special circumstances requiring additional time to make a decision, the Company shall notify the beneficiary of the special circumstances and the date by which a decision is expected to be made, and may extend the time for up to an additional ninety-day period. Payments shall be retroactive to the date of the claim in the event the procedures of this section or any other section of this agreement are implemented which delay the initiation of payments.

    6.2 REVIEW PROCEDURE. If the beneficiary is determined by the Company not to be eligible for benefits, or if the beneficiary believes that he or she is entitled to greater or different benefits, the beneficiary shall have the opportunity to have such claim reviewed by the Company by filing a petition for review with the Company within sixty (60) days after receipt of the notice issued by the Company. Said petition shall state the specific reasons which the beneficiary believes entitle him or her to benefits or to greater or different benefits. Within sixty (60) days after receipt by the Company of the petition, the Company shall afford the beneficiary (and counsel, if any) an opportunity to present his or her position to the company orally or in writing, and the beneficiary (or counsel) shall have the right to review the pertinent documents. The Company shall notify the beneficiary of its decision in writing within the sixty-day period, stating specifically the basis of its decision, written in a manner calculated to be understood by the beneficiary and the specific provisions of the Agreement on which the decision is based. If, because of the need for a hearing, the sixty-day period is not sufficient, the decision may be deferred for up to another sixty-day period at the election of the Company, but notice of this deferral shall be given to the beneficiary.

                                    ARTICLE 7
                           AMENDMENTS AND TERMINATION

    The Company may amend or terminate this Agreement at any time if, pursuant to legislative, judicial or regulatory action, continuation of the Agreement would (i) cause benefits to be taxable to the Executive prior to actual receipt, or (ii) result in significant financial penalties or other significantly detrimental ramifications to the Company (other than the financial impact of paying the benefits). In the event of any such amendment or termination, the Executive shall be 100% vested in the portion of the Normal Retirement Benefit accrued to the Executive's benefit under Section 2.1 as of the date of the amendment or termination.

                                    ARTICLE 8
                                  MISCELLANEOUS

    8.1 BINDING EFFECT. This Agreement shall bind the Executive and the Company, and their beneficiaries, survivors, executors, administrators and transferees.

    8.2 NO GUARANTY OF EMPLOYMENT. This Agreement is not an employment policy or contract. It does not give the Executive the right to remain an employee of the Company, nor does it interfere with the Company's right to discharge the Executive. It also does not require the Executive to remain an employee nor interfere with the Executive's right to terminate employment at any time.

    8.3 NON-TRANSFERABILITY. Benefits under this Agreement cannot be sold, transferred, assigned, pledged, attached or encumbered in any manner.

    8.4 TAX WITHHOLDING. The Company shall withhold any taxes that are required to be withheld from the benefits provided under this Agreement.

    8.5 APPLICABLE LAW. The Agreement and all rights hereunder shall be governed by the laws of Montana, except to the extent preempted by the laws of the United States of America.

    8.6 UNFUNDED ARRANGEMENT. The Executive and beneficiary are general unsecured creditors of the Company for the payment of benefits under this Agreement. The benefits represent the mere promise by the Company to pay such benefits. The rights to benefits are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by creditors. Any insurance on the Executive's life is a general asset of the Company to which the Executive and beneficiary have no preferred or secured claim.

    IN WITNESS WHEREOF, the Executive and a duly authorized Company officer have signed this Agreement.


EXECUTIVE:                                  COMPANY:

                                            HERITAGE BANK FSB

   /s/ Kevin P. Clark                       By:  /s/ Steve Feurt
-------------------------                        --------------------
Kevin P. Clark                                   Steve Feurt, Sr. Vice President

                           ACCRUAL & VESTING SCHEDULE

                       MANAGEMENT SUPPLEMENTAL RETIREMENT
                            SALARY CONTINUATION PLAN


         PARTICIPANT:                                      Kevin Clark
         -------------------------------------------------------------
         BEGINNING AGE:                                        40
         RETIREMENT AGE:                                       62
         LENGTH OF BENEFIT:                                 15 Years
         BENEFIT AMOUNT:                                     $24,220
         PRE-RETIREMENT INFLATOR:                              5%
         RETIREMENT BENEFIT AT AGE 62                        $67,476


         PRE-RETIREMENT BENEFIT ACCRUAL/ VESTING SCHEDULE

         -------------- ----------------- ---------------- ----------------- ---------------- ----------------- ----------------
               A               B                 C                D                 E                F                 G
         -------------- ----------------- ---------------- ----------------- ---------------- ----------------- ----------------
          END OF PLAN       VESTING         CURRENT YEAR     IMMEDIATE LUMP      IMMEDIATE         LUMP SUM      ANNUAL BENEFIT
             YEAR         PERCENTAGE          ACCRUAL         SUM BENEFIT      ANNUAL BENEFIT    BENEFIT AGE62        AGE 62
         -------------- ----------------- ---------------- ----------------- ---------------- ----------------- ----------------
                1             100                 3,327           3,327               393            19,702            2,328
         -------------- ----------------- ---------------- ----------------- ---------------- ----------------- ----------------
                2             100                 3,805           7,132               843            38,805            4,586
         -------------- ----------------- ---------------- ----------------- ---------------- ----------------- ----------------
                3             100                 4,355          11,487             1,357            57,428            6,786
         -------------- ----------------- ---------------- ----------------- ---------------- ----------------- ----------------
                4             100                 4,990          16,477             1,947            75,685            8,944
         -------------- ----------------- ---------------- ----------------- ---------------- ----------------- ----------------
                5             100                 5,723          22,200             2,623            93,691           11,071
         -------------- ----------------- ---------------- ----------------- ---------------- ----------------- ----------------
                6             100                 6,571          28,771             3,400           111,561           13,183
         -------------- ----------------- ---------------- ----------------- ---------------- ----------------- ----------------
                7             100                 7,553          36,324             4,292           129,410           15,292
         -------------- ----------------- ---------------- ----------------- ---------------- ----------------- ----------------
                8             100                 8,695          45,019             5,320           147,361           17,413
         -------------- ----------------- ---------------- ----------------- ---------------- ----------------- ----------------
                9             100                10,024          55,043             6,504           165,540           19,562
         -------------- ----------------- ---------------- ----------------- ---------------- ----------------- ----------------
               10             100                11,577          66,619             7,872           184,085           21,753
         -------------- ----------------- ---------------- ----------------- ---------------- ----------------- ----------------
               11             100                13,397          80,016             9,455           203,147           24,006
         -------------- ----------------- ---------------- ----------------- ---------------- ----------------- ----------------
               12             100                15,540          95,556            11,292           222,897           26,340
         -------------- ----------------- ---------------- ----------------- ---------------- ----------------- ----------------
               13             100                18,076         113,631            13,428           243,536           28,778
         -------------- ----------------- ---------------- ----------------- ---------------- ----------------- ----------------
               14             100                21,097         134,728            15,921           265,300           31,350
         -------------- ----------------- ---------------- ----------------- ---------------- ----------------- ----------------
               15             100                24,724         159,452            18,842           288,485           34,090
         -------------- ----------------- ---------------- ----------------- ---------------- ----------------- ----------------
               16             100                29,125         188,577            22,284           313,472           37,043
         -------------- ----------------- ---------------- ----------------- ---------------- ----------------- ----------------
               17             100                34,543         223,120            26,366           340,772           40,269
         -------------- ----------------- ---------------- ----------------- ---------------- ----------------- ----------------
               18             100                41,346         264,467            31,252           371,117           43,854
         -------------- ----------------- ---------------- ----------------- ---------------- ----------------- ----------------
               19             100                50,150         314,616            37,178           405,636           47,933
         -------------- ----------------- ---------------- ----------------- ---------------- ----------------- ----------------
               20             100                62,118         376,734            44,518           446,277           52,736
         -------------- ----------------- ---------------- ----------------- ---------------- ----------------- ----------------
               21             100                80,008         456,742            53,973           497,114           58,743
         -------------- ----------------- ---------------- ----------------- ---------------- ----------------- ----------------
               22             100               114,272         571,014            67,476           571,014           67,476
         -------------- ----------------- ---------------- ----------------- ---------------- ----------------- ----------------